                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                NextHealth, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  NEXTHEALTH



April 30, 1996


Dear Shareholder:


The Board of Directors joins me in inviting you to attend the 1996 annual meeting of shareholders. The meeting will be held in the Coronado I Room at the Sheraton El Conquistador Resort in Tucson, Arizona on Friday, May 31, 1996.

In addition to the matters described in the attached proxy statement, we will report on the business and progress of NextHealth during 1995. It is my hope that you will be able to attend and participate in this meeting in person, but in any case, I welcome your comments and opinions.

At the conclusion of the Annual Meeting, you are also invited to attend a presentation in the Cactus Room at the Sheraton El Conquistador. This presentation will provide an in-depth review of NextHealth's strategic direction and will also allow me to introduce some key members of our executive team. We look forward to the opportunity to meet with you and exchange ideas.

I hope you will be able to attend this year's Annual Meeting and learn more about NextHealth's new directions.

Sincerely,

/s/ John H. Schmitz

President & Chief Executive Officer

                                  NEXTHEALTH


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 31, 1996
                            ------------------------

     Notice is hereby given that the Annual Meeting of Shareholders of NextHealth, Inc. (the "Com-pany"), a Delaware corporation, will be held at The Sheraton El Conquistador, 10000 N. Oracle Road, Tucson, Arizona, on Friday, May 31, 1996, at 9:00 a.m., for the following purposes:

     1. Election of Director. To elect one director to hold office for a term of three years and until his successor has been elected and qualified.

     2. Appointment of Independent Auditors. To act upon the recommendation of the Board of Directors on the appointment of Ernst & Young LLP as the Company's independent auditors for 1996.

     3. Other Matters. To act upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

     Shareholders of record at the close of business on April 24, 1996 shall be entitled to notice of and to vote at the meeting or any postponements or adjournments thereof. Only shareholders of record and guests of the Company shall be entitled to attend the Annual Meeting.

                                           By Order of the Board of Directors

                                           George H. Daranyi, Esq.
                                           Secretary
April 30, 1996
Tucson, Arizona

            WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND
                      RETURN IT IN THE ENCLOSED ENVELOPE.

                                  NEXTHEALTH
                         16600 N. Lago Del Oro Parkway
                             Tucson, Arizona 85739
                                 April 30, 1996

                          ---------------------------

                                PROXY STATEMENT

                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 31, 1996

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of NextHealth, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at The Sheraton El Conquistador, 10000 N. Oracle Road, Tucson, Arizona on Friday, May 31, 1996, at 9:00 a.m., or at any and all postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

     This Proxy Statement, the Notice of Meeting, and the accompanying Proxy Card are being mailed to shareholders on or about April 30, 1996. The Annual Report to Shareholders (including financial statements for the year ended December 31, 1995) which is not part of this proxy solicitation material, is being mailed simultaneously to all shareholders of record.

                              GENERAL INFORMATION

     Only shareholders of record at the close of business April 24, 1996 (the "Record Date"), will be entitled to notice of and to vote the shares of common stock of the Company, par value $.01 per share ("Common Stock"), held by them on such date at the Annual Meeting or any and all postponements or adjournments thereof. On the Record Date, 8,554,938 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting.

     Each share of Common Stock entitles the holder thereof to cast one vote on each matter to be voted upon at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for the election as director of the nominee listed herein; for the appointment of Ernst & Young LLP as the Company's independent auditors for 1996; and, as recommended by the Board of Directors with regard to all other matters or if no such recommendation is given, in their own discretion.

     Tabulation of proxies and the votes cast at the meeting will be conducted and certified to by an independent inspector of election.

     Each proxy granted may be revoked by the shareholder giving such proxy at any time before it is exercised by filing with the Secretary of the Company a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests in writing. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

     The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date, will constitute a quorum.

                              ELECTION OF DIRECTOR

     The Board of Directors of the Company currently consists of five persons who serve staggered three year terms in such a way that approximately one-third of the total number of directors is elected each year. The term of office of one director expires at the Annual Meeting. The Nominating Committee of the Board of Directors has nominated George L. Ruff as director of the Company for a term of three years and until his successor is duly elected and qualified.

     It is the intention of the persons named as proxies to vote the proxies for the election of Mr. Ruff as director unless the shareholders direct otherwise in their proxies. The Board has no reason to believe that Mr. Ruff will not serve if elected, but if he should become unavailable to serve as a director, and if the Board shall designate a substitute nominee, the persons named as proxies intend to vote for the substitute nominee designated by the Board of Directors.

     George L. Ruff will be elected as director if a quorum is present and he receives the affirmative vote of a plurality of the outstanding shares of the Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors. "Plurality" means that the individual who receives the largest number of votes cast is elected as director.

     The following information is submitted concerning the nominee for director and the directors continuing in office:

NOMINEE:

     GEORGE L. RUFF

     Mr. Ruff is currently Chairman and Chief Executive Officer of Fall Creek Partners, Inc., of Chicago, Illinois, a company founded by him in 1993 providing investment advisory and asset management services to the hospitality industry. Prior to 1993, Mr. Ruff's investment activities included the acquisition and reorganization of Amtrade International Bank, a former subsidiary of First American Bank. Amtrade, of which Mr. Ruff is co-chairman, specializes in trade finance with a concentration in Central and South America. During the period from 1990 to 1992, Mr. Ruff was a partner and Executive Vice President-Real Estate for the Ritz Carlton Hotel Company, during which time he was responsible for determining and implementing Ritz's national and international expansion strategy. During his tenure, Ritz grew from 14 to 25 hotels. In 1987, Mr. Ruff co-founded Ruff, Callaghan & Hemmeter Company, a Chicago based partnership formed to acquire, develop, finance, renovate, asset manage and dispose of major hotel properties in the United States and abroad. In 1983, Mr. Ruff co-founded the VMS Hotel Division, an autonomous partnership within VMS which acquired more than 50 hotels and resorts prior to his founding Ruff, Callaghan & Hemmeter in 1987. Prior to 1983, Mr. Ruff had been Executive Vice President of and Director of Operations for Seymour N. Logan Associates, Inc., a position which he advanced to during his 10 years with the firm. Mr. Ruff is a cum laude graduate of DePaul University, and is a Certified Public Accountant.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MR. GEORGE L. RUFF AS DIRECTOR.

DIRECTORS CONTINUING IN OFFICE:

            (TERMS EXPIRING AT 1997 ANNUAL MEETING OF SHAREHOLDERS)

     JOSEPH R. CRUSE, M.D.
     Director Since: 1991
     Age:     66

     Dr. Cruse was the Clinical Director of ONSITE Training and Consulting, Inc. from 1988 until 1992. He also maintained a private consulting practice in the treatment of alcoholism and other drug dependencies. He is a certified addictionologist. From 1985 to 1988, Dr. Cruse was the Medical Director of the R.J. CARON Foundation. He was also the founding Medical Director of The Betty Ford Center. Dr. Cruse is the author and co-author of numerous books regarding addictions and dependencies. He received his Doctor of Medicine degree in 1957 from the University of Colorado and his Bachelor of Science and Master of Science degrees from the University of Denver in 1952 and 1953, respectively.

     NEIL E. JENKINS, ESQ.
     Director Since: 1994
     Age:     46

     Mr. Jenkins is Executive Vice President and Secretary and a member of the Board of Directors of Bally Gaming International, Inc. Mr. Jenkins also served as Vice President, Secretary and General Counsel of Bally Manufacturing Corporation from 1985 through 1992. Mr. Jenkins graduated from Brown University and the Loyola University School of Law in 1971 and 1980, respectively. He is a member of the Chicago, Illinois and American Bar Associations and is a member of the Board of Trustees of the International Association of Gaming Attorneys. Mr. Jenkins was appointed to the Board of the Company in December, 1994 to conclude the unfinished directorship term of Mr. A. Steven Crown, who resigned.

            (TERMS EXPIRING AT 1998 ANNUAL MEETING OF SHAREHOLDERS)

     WILLIAM T. O'DONNELL, JR.
     Director Since: 1984
     Age:     47

     Mr. O'Donnell is the Chairman of the Board of the Company. He has been the Chairman of the Board since 1984 and was, until year end 1994, also the Company's Chief Executive Officer. From February 1984 until February 1993, Mr. O'Donnell held the title of President. Mr. O'Donnell is now the Managing Director of ODE, LLC, of Chicago, Illinois an investment and development company. Previously, Mr. O'Donnell was employed by Bally Manufacturing Corporation from 1971 to 1983 in various marketing and corporate positions. He served as President of two major divisions and was a corporate Vice President of Bally. Mr. O'Donnell is a member of the Committee to Advance the

     Center for Alcohol and Addiction Studies at Brown University. He also serves on the National Board of Directors of Boy's Hope. Mr. O'Donnell received his Bachelor of Arts degree from Brown University in 1971 and a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University in 1978.

     JOHN H. SCHMITZ
     Director Since: 1988
     Age:     49

     Mr. Schmitz is the Chief Executive Officer and President of the Company. From January 1987 until February 1993, he was the Executive Vice President and Chief Financial Officer of the Company. He has been a director since December 1988 and has held the titles of Chief Executive Officer since January, 1995 and President since February 1993. During 1985 and 1986, Mr. Schmitz was the owner and President of Regent/West, Inc., a medically-oriented real estate development firm. From 1975 until 1985, he served in various managerial and financial positions with Sam/Cor Inc., one of the largest health care providers in the United States. Mr. Schmitz was previously employed by the accounting firm of Ernst & Whinney, now Ernst & Young LLP. Mr. Schmitz received a Bachelor of Business Administration degree in 1971 from the University of Cincinnati and a Master in Health Service Administration degree in 1981 from Arizona State University.

COMPENSATION OF DIRECTORS

     For 1995, directors who were not employees of the Company ("Outside Directors"), other than the Chairman, each received a fee of $12,500 per year and $1,000 per meeting (Board or Committee) day attended, plus reimbursement of reasonable expenses. The Chairman of the Board received a fee of $20,000 per year. In addition, a Non-Employee Director Stock Option Plan (the "Plan") provides for the automatic granting of options to acquire shares of the Company's Common Stock to Outside Directors. The Company has reserved 300,000 shares of Common Stock for this purpose.

     In 1995, each Outside Director received, pursuant to this Plan, options to purchase 7,500 shares of Common Stock for his service on the Board of Directors plus an additional grant of options totaling 1,000 multiplied by the number of "Applicable Committees" of which such Outside Director is the Chairman. The Applicable Committees for purposes of the Plan in 1995 were the Company's Executive, Audit, Compensation, and Stock Option Committees.

     Each Outside Director receives options to purchase a like sum of shares of Common Stock on the first business day of each fiscal year of the Company. In addition, upon an Outside Director's initial election to the Board of Directors, such Outside Director receives an option to purchase 10,000 shares of Common Stock. All options granted pursuant to the Plan are fully vested at the time of grant.

     Directors who are also full-time employees of the Company receive no additional compensation for their services as Directors.

DIRECTORS' ATTENDANCE

     In 1995, the Board of Directors of the Company met six (6) times. There were four (4) regular (quarterly) meetings and two (2) special meetings. No current member of the Board failed to attend any meetings of the Board or of any Committee on which such member served.

COMMITTEES OF THE BOARD

     During 1995, the standing committees of the Board of Directors consisted of the following:

     Executive Committee. The Executive Committee is currently comprised of Messrs. O'Donnell (Chairman), Schmitz, and Jenkins. The Executive Committee did not meet in 1995. The Executive Committee possesses all of the powers of the Board except the power to: (1) issue stock; (2) approve mergers with non-affiliated corporations; (3) declare dividends; and (4) exercise certain other powers specifically reserved by Delaware law to the Board.

     Compensation Committee. The Compensation Committee, which is currently comprised of Messrs. Jenkins (Chairman), O'Donnell, and Dr. Cruse, met six (6) times during 1995. The functions and duties of the Compensation Committee include the establishment of compensation plans, guidelines and performance criteria for the executive officers of the Company who include the Chief Executive Officer ("CEO") and those executive officers who report directly to the CEO. In February 1996, the Compensation Committee assumed the overall responsibility and authority previously held by the Stock Option Committee.

     Audit Committee. The Audit Committee, which is currently comprised of Messrs. Ronald E. Robison (Chairman, whose term on the Board expires in May,
1996), Jenkins and Dr. Cruse, met two (2) times in 1995. The functions of the Audit Committee are to select and recommend to the Board of Directors a firm of independent certified public accountants to audit annually the financial statements of the Company; to review and discuss the scope of such audit; to receive and review the audit reports and recommendations; to transmit recommendations, if any, of the Audit Committee to the Board of Directors; to review with the internal audit department of the Company, from time to time, the accounting and internal control procedures of the Company and make recommendations to the Board of Directors for any changes deemed necessary in such procedures; and to perform such other functions as the Board of Directors from time to time shall delegate to that Committee.

     Nominating Committee. The Nominating Committee, which is currently comprised of Messrs. O'Donnell (Chairman) and Jenkins, was formed in October, 1994. The functions of the Nominating Committee are to screen, select and recommend appropriate candidates for election to the Company's Board of Directors. It held one (1) formal meeting in 1995, and the members met informally on numerous occasions to consider candidates for the Board of Directors. The Nominating Committee will consider nominees recommended by shareholders of the Company if the names and qualifications of such nominees are submitted in writing by December 31, 1996 to the Secretary of the Company, 16600
N. Lago Del Oro Parkway, Tucson, Arizona 85739, who will then forward the recommendation to the Chairman of the Nominating Committee.

     Stock Option Committee. The Stock Option Committee met three (3) times in 1995. The Stock Option Committee administered the 1990 and 1992 Stock Option Plans of the Company. In February, 1996 all of the duties and activities of the Stock Option Committee were undertaken by the Compensation Committee.

OFFICERS AND PRINCIPAL EXECUTIVES OF THE REGISTRANT

     Listed below are the names and ages as of the Record Date of each of the officers and principal executives of the Company together with the principal positions and offices with the Company (or its subsidiaries) held by each:

     NAME                    AGE                  POSITION
     ----                    ---                  --------
John H. Schmitz               49     President, Chief Executive Officer, Director
Livingston Platt              48     Executive Vice President, Marketing/Strategic Planning
Wayne M. Morrison             38     Vice President, Chief Financial Officer, Treasurer
Siegfried H. M. Brauer        52     President, Miraval Resort Group
Kenneth J. Whitaker           40     Vice President
George H. Daranyi             38     General Counsel and Secretary
Terry A. Stephens             41     Senior Managing Director, Sierra Tucson, Inc.

     John H. Schmitz.  See Directors' biographical material on Page 4.

     Livingston Platt. Mr. Platt, Executive Vice President of Marketing/Strategic Planning, joined the Company in January 1996. Prior to joining the Company, Mr. Platt was Executive Vice President, Creative Director, at The Martin Agency, Inc., a division of Interpublic. Previously, he was President of National Direct Marketing Corporation, Executive Creative Director for Wunderman Worldwide, and Senior Vice President at Eastern Exclusives, Inc. His career includes extensive experience in strategic planning and development, advertising and marketing. Mr. Platt received a Bachelors degree from Northwestern University in 1969.

     Wayne M. Morrison. Mr. Morrison joined the Company in November 1995 as Vice President, Chief Financial Officer and Treasurer. Prior to working for the Company, Mr. Morrison was President and Chief Financial Officer of Structure House, a nationally recognized weight control and lifestyle management center located in Durham, North Carolina. Before 1990 Mr. Morrison worked at Sunao Investment Partners in Chapel Hill, North Carolina; Banker's Trust Company, New York, New York; and Price Waterhouse, LLP in New York, New York. Mr. Morrison's financial experience includes mergers and acquisitions, recapitalizations and leveraged buyouts as well as operational planning and marketing. Mr. Morrison received a Master of Business Administration degree from the University of North Carolina, and a Bachelor of Science degree in accounting from the University of Delaware.

     Siegfried H. M. Brauer. Mr. Brauer joined the Company in April 1996 as President of the Miraval Resort Group. From 1983 until 1996, he was with the Ritz-Carlton Company, where he was a member of the founding management team and most recently held the position of Regional Vice President in charge of Asia, Australia, Europe and Boston. From 1978 until 1983, he was Executive Assistant Manager and Regional Food & Beverage Manager of the Hyatt Hotel Company. He has also worked for the Princess Hotel Company, Omni International and Hotel Europa. Mr. Brauer received his degree in hotel management from the Hotel Technical College in Kassel, Germany, and has advanced diplomas in French and English.

     Kenneth J. Whitaker. Mr. Whitaker has been a Vice President of the Company since May 1995, responsible for facility development. Prior to that time he was the Executive Director of Sierra Tucson, Inc., from November 1992 to May 1995. From June 1989, he was Corporate Director of Facility Development and Operations for the Company. During 1988 and 1989, Mr. Whitaker was President of

Regent/West, Inc., a medically-oriented real estate development firm. From 1979 to 1987, he served in various managerial and financial positions with Samaritan Health Service and DynaCor. Mr. Whitaker received a Bachelor of Science degree in Accounting from Case Western Reserve University in 1978 and a Master of Hospital and Health Administration degree in 1980 from Xavier University.

     George H. Daranyi. Mr. Daranyi has been the Corporate Secretary of the Company since February 1992. In addition to his Corporate Secretary duties, Mr. Daranyi also serves as General Counsel. Mr. Daranyi was a litigation associate with the law firm of Snell and Wilmer, Phoenix, Arizona, from 1987 until 1991. From 1983 to 1987, Mr. Daranyi was a litigation associate with Cowles and Thompson, Dallas, Texas. Mr. Daranyi received his law degree from Southern Methodist University in 1983 and his Bachelor of Arts degrees from Hillsdale College, Michigan, in 1980.

     Terry A. Stephens. Mr. Stephens has been the Senior Managing Director of Sierra Tucson, Inc. since May 1995. Prior to joining the Company, Mr. Stephens was the Chief Executive Officer of CPC St. John's River Hospital, a psychiatric hospital in Jacksonville, Florida. From 1990 to 1994, Mr. Stephens was Chief Executive Officer at Charter Retreat, Decatur, Alabama and Charter by the Sea, St. Simons Island, Georgia. Previously, Mr. Stephens worked in various director and administrative positions at The Psychiatric Institute of Richmond, Richmond, Virginia. Mr. Stephens received his Master of Business Administration degree from Virginia Commonwealth University, Richmond, Virginia, in 1989, and his Bachelor of Arts degree from Marshall University, Huntington, West Virginia.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table provides information concerning the compensation of the Company's Chief Executive Officer, John H. Schmitz, and the Company's four most highly compensated executive officers ("Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                             ANNUAL COMPENSATION            COMPENSATION
                                     ------------------------------------   ------------
                                                                ALL          SECURITIES
                                                               OTHER         UNDERLYING
                                                ANNUAL        ANNUAL           OPTION         ALL OTHER
    NAME AND PRINCIPAL      FISCAL    SALARY     BONUS    COMPENSATION(1)      AWARDS      COMPENSATION(2)
         POSITION            YEAR      ($)        ($)           ($)             (#)              ($)
- --------------------------  ------   --------   -------   ---------------   ------------   ---------------
John H. Schmitz,             1995    247,515.         0            0           100,000          8,652.
President and Chief          1994    220,000.         0            0           100,000          4,993.
Executive Officer(3)         1993    220,000.         0            0           100,000          4,923.
Bruce W. Martin,             1995    144,805.   12,500.            0            45,000          4,283.
Vice President of            1994    134,583.    1,000.            0            25,000          9,242.
Marketing(4)                 1993           0         0            0                 0               0
Wayne M. Morrison,           1995     18,247.         0            0            50,000         10,417.
Vice President,              1994           0         0            0                 0               0
Chief Financial              1993           0         0            0                 0               0
Officer, Treasurer(5)
Kenneth J. Whitaker,         1995    105,000.   15,000.            0            29,500          4,222.
Vice President(6)            1994    103,958.   25,000.            0            28,000          1,554.
                             1993     92,500.         0            0                 0          1,796.
Terry A. Stephens,           1995     69,850.    5,000.            0            25,000         35,752.
Senior Managing Director     1994           0         0            0                 0               0
Sierra Tucson, Inc.(7)       1993           0         0            0                 0               0

- ---------------
(1) This column includes information relating to other annual compensation not included under the columns labeled "Salary" and "Bonus" to the extent that it exceeds $50,000 or 10% of the sum of such columns.

(2) In 1995 the Company paid annual premiums of $2,800, $479, and $271 on term life insurance policies and paid contributions of $4,620, $3,804 and $3,952 to the 401(k) plan on behalf of Mr. Schmitz, Mr. Martin and Mr.Whitaker, respectively. This column also includes medical reimbursements of $1,232 for Mr. Schmitz, and relocation expenses of $10,417 and $25,752 paid to Mr. Morrison and Mr. Stephens, respectively, as well as a $10,000 one-time bonus to Mr. Stephens in 1995.

(3) Mr. Schmitz was elected to the position of Chief Executive Officer effective January 1, 1995. Prior to that time, Mr. O'Donnell was the Chief Executive Officer and Mr. Schmitz was the Chief Operating Officer and President.

(4) Mr. Martin has been a Vice President of Marketing since February 1994.

(5) Mr. Morrison has been a Vice President, Chief Financial Officer and Treasurer of the Company since November 1995.

(6) Mr. Whitaker was the Executive Director of Sierra Tucson, Inc., from June 1994 until May 1995. In April 1995, Mr. Whitaker received a $20,000 bonus related to 1994 job performance.

(7) Mr. Stephens has been the Senior Managing Director of Sierra Tucson, Inc., since May 1995.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1995 to the Named Executive Officers.

                                                                                   POTENTIAL REALIZABLE
                                              INDIVIDUAL GRANTS                      VALUE AT ASSUMED
                             ---------------------------------------------------      ANNUAL RATES OF
                                          PERCENTAGE                                    STOCK PRICE
                                           OF TOTAL                                    APPRECIATION
                                            OPTIONS        PRESENT                  FOR OPTION TERM(4)
                             OPTIONS      GRANTED TO      EXERCISE                 ---------------------
                             GRANTED     EMPLOYEES IN       PRICE     EXPIRATION      5%          10%
           NAME                (#)      FISCAL YEAR(3)    ($/SHARE)      DATE        ($)          ($)
- ---------------------------  --------   ---------------   ---------   ----------   --------     --------
John H. Schmitz(1)            50,000         17.36%        $  6.00    04/12/2005    171,992      427,426
                              50,000                       $  3.00    04/12/2005     85,996      213,713
                                                                                   --------     --------
                                                                                    257,988      641,139
Bruce W. Martin(2)            25,000          7.81%        $  2.94    01/12/2005     40,707      100,368
                              10,000                       $  4.25    05/25/2005     24,752       61,727
                              10,000                       $  6.00    05/25/2005     34,944       87,143
                                                                                   --------     --------
                                                                                    100,403      249,238
Wayne M. Morrison(2)          25,000          8.68%        $6.1875    11/13/2005     95,717      241,769
                              25,000                       $ 4.125    11/13/2005     63,811      161,179
                                                                                   --------     --------
                                                                                    159,528      402,948
Kenneth J. Whitaker(2)        25,000          5.12%        $  2.94    01/12/2005     40,707      100,368
                               2,250                       $  4.25    05/25/2005      5,569       13,888
                               2,250                       $  6.00    05/25/2005      7,862       19,607
                                                                                   --------     --------
                                                                                     54,138      133,864
Terry A. Stephens(2)          25,000          4.34%        $  4.25    05/25/2005     61,880      154,316

- ---------------
(1) Mr. Schmitz's options vest as follows: If Mr. Schmitz is employed by the Company at the time, one-fourth of the options are exercisable after one year from grant of option, one-fourth are exercisable after two years from grant of option, one-fourth are exercisable after three years from grant of option, and the balance becomes exercisable four years after grant of option. Mr. Schmitz's employment agreement with the Company provides for the acceleration of the vesting of his options in certain circumstances. (See "Employment Agreements")

(2) Mr. Martin's, Mr. Morrison's, Mr. Whitaker's and Mr. Stephens' options granted in 1995 vest as follows: If employed by the Company at the time, one-fourth of the options are exercisable after one year from grant of option, one-fourth are exercisable after two years from grant of option, one-fourth are exercisable after three years from grant of option, and the balance becomes exercisable four years after grant of option. Options granted to Messrs. Martin and Whitaker in 1994 vest over a three year period. In 1994, the Compensation Committee adopted a policy that would result in the acceleration of the options of all employees in the event of a change of control of the Company.

(3) The Company granted options representing 575,750 shares to employees in fiscal 1995.

(4) The assumed rates of appreciation in this table were set by the SEC and are not intended to predict appreciation of the Company's common stock prices. If the stock price does not increase above the exercise price, the options will be valueless.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information on the value of the named executive officers' unexercised options at December 31, 1995. There were no option exercises by such officers in 1995.

                                              NUMBER OF UNEXERCISED
                                                   OPTIONS AT                   VALUE OF UNEXERCISED
                                                 FISCAL YEAR END                IN-THE-MONEY OPTIONS
                                                     (#)(1)                     AT FISCAL YEAR END(2)
                                          -----------------------------     -----------------------------
                  NAME                    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                  ----                    -----------     -------------     -----------     -------------
John H. Schmitz                              75,000          225,000             --               --
Bruce W. Martin                               8,333           61,667             --               --
Wayne M. Morrison                                 0           50,000             --               --
Kenneth J. Whitaker                          38,833           91,167             --               --
Terry A. Stephens                                 0           75,000             --               --

- ---------------
(1) The number reflects options accumulated since October 1989.

(2) Fiscal year ended December 31, 1995. The closing price of the Company's Common stock on that day on the NASDAQ National Market System was $3.125. At that price no unexercised options, whether exercisable or unexercisable, were in-the-money.

EMPLOYMENT AGREEMENTS

     In April 1995, the Company entered into an Employment Agreement with Mr. Schmitz with a three-year term commencing April 1, 1995. Mr. Schmitz's annualized base salary for the period from January 1, to June 30, 1995 was $220,000. Commencing on July 1, 1995, his annualized base salary increased to $275,000. Thereafter, Mr. Schmitz's base salary is subject to increase (but not decrease) at the discretion of the Compensation Committee. The Employment Agreement sets forth the basic terms of employment including base salary and benefits, incentive compensation, and severance benefits which are payable if Mr. Schmitz's employment is terminated. For 1995, Mr. Schmitz was eligible to earn up to 34% of his base salary as incentive compensation depending upon the accomplishment of certain objective performance criteria based on the Company's gross revenues and earnings per share as well as certain subjective performance criteria. No payments were made under this provision for 1995. In the event the Company terminates Mr. Schmitz (other than for death, disability or cause) or if Mr. Schmitz terminates his employment for good reason (as defined in the Agreement, including his removal as Chief Executive Officer or as a Director or a reduction in his responsibilities or duties), the Employment Agreement provides for the payment of an amount equal to the greater of the product of Mr. Schmitz's base salary multiplied by the number of years remaining under the term of the Agreement or his annualized salary at the time of termination for eighteen months. In addition, all unvested options automatically vest. Mr. Schmitz's Employment Agreement also provides that, upon a change of control of the Company and Mr. Schmitz's termination, Mr. Schmitz is to be paid a lump sum amount equal to three times his base salary plus previous unpaid years incentive compensation and all unvested stock options automatically vest.

     The Company's Vice President, Chief Financial Officer and Treasurer, Mr. Morrison, entered into an employment agreement which became effective on November 13, 1995, pursuant to which he received a base salary of $137,500. On February 1, 1996, his salary was increased to $150,000. In addition, he may be eligible to receive annual incentive compensation of up to 25% of his base salary based upon the accomplishment of objective performance criteria established by the Compensation Committee as part of the Company's Executive Incentive Plan. If Mr. Morrison's employment is terminated for any reason during the second six months of the initial one-year term thereof, he is entitled to receive a lump sum payment equal to one-half of his base salary. Mr. Morrison receives the same benefits as the other executive officers of the Company.

          Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on Page 14 shall not be incorporated by reference into any such filings.

               REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                        OF DIRECTORS OF NEXTHEALTH, INC.

     Decisions relating to compensation of the Company's executive officers are made by the Compensation Committee of the Board of Directors. The Compensation Committee's executive compensation policies are designed to clearly articulate and define the Board's philosophy with respect to executive compensation (including the Named Executive Officers). The Board's objectives are to provide direct linkage between the total compensation program and the accomplishment of the Company's business strategies and Company performance. Furthermore, the compensation program has been designed to enable the Company to attract, retain, and reward executive officers who contribute to the long-term success of the Company.

     Since February, 1993, the composition of the Compensation Committee has consisted entirely of Outside Directors. In addition, the role of the Compensation Committee was redefined and expanded in February, 1993 and again in March, 1995. The Compensation Committee is empowered to provide oversight, set compensation and help formulate and approve compensation programs. In February, 1996, the Compensation Committee assumed responsibility for the oversight and administration of the Company's 1990 and 1992 Stock Option Plans formerly administered by the Stock Option Committee.

DUTIES AND RESPONSIBILITIES

     In 1995 (and currently), the specific responsibilities of the Compensation Committee consisted of:

     - The development and adoption of compensation policies and guidelines for the Company's executive officers. Executive officers include the Chief Executive Officer and the other executive officers of the Company as that term is described in the rules of the Securities and Exchange Commission.

     - The formulation and approval of comprehensive compensation programs for the executive officers based upon a review of industry competitive practices and the Compensation Committee's compensation philosophies and policies.

     - The review of the performance of the executive officers against specified annual corporate and individual objectives and the making of any annual base salary adjustments or annual or long-term incentive awards. Overall, the intent is to have more significant emphasis on variable compensation components and less on fixed cost components. The Committee believes this philosophy and program structure are in the best interests of the shareholders.

COMPENSATION PHILOSOPHIES

     The Compensation Committee developed additional policies, guidelines, and programs relating to executive compensation which included an alignment of the specific components of incentive compensation with measurable indicators of Company financial and strategically oriented performance indicators including earnings per share and gross revenues. Other factors considered in making compensation decisions include individual performance and position accountabilities. In establishing total executive compensation, the Compensation Committee seeks to be competitive with other companies in the Company's industry peer group. An independent compensation consulting firm was again retained directly by the Compensation Committee to assist it in analyzing peer-group compensation and in developing comprehensive, performance-based policies and guidelines for use in structuring compensation plans for the Company's executive officers. That data includes comparable compensation information from publicly traded and privately held companies in the health care industry. Base salaries are generally set at the average of the peer group. The number of options granted to the executive officers of the Company is generally determined on a basis comparable to other publicly held companies in the health care industry; although the Company does not adhere to any firmly established formula or schedule for the issuance of options.

COMPONENTS OF COMPENSATION

     The Company's executive compensation program generally consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which consist of stock options).

BASE SALARIES/ANNUAL CASH COMPENSATION

     Executive officer base salaries are reviewed and set annually by the Compensation Committee based on recommendations developed by the Committee's independent compensation consultant. Salary levels are based on such factors as the individual officer's level of responsibility, comparisons to similar companies in the industry, and the performance of the Company and individual executives.

ANNUAL INCENTIVE COMPENSATION

     The Company has, in the past, provided annual incentive (bonus) compensation to its executive officers. Such payments were based upon an assessment of individual performance as it relates to job responsibilities. In 1995 the Compensation Committee developed, with its compensation consultant, an annual incentive compensation plan for executive officers that was based upon the accomplishment of specific qualitative criteria and the achievement of established performance goals.

     The performance goals were based upon gross revenues and earnings per share of the Company. Eligible executive officers could earn incentive compensation determined as a sliding scale percentage of their respective base salaries conditioned and based upon the attainment of the performance goals. The potential percentage award varied among the eligible executive officers depending upon their respective base salaries.

LONG-TERM INCENTIVES

     The Company's long-term incentive compensation takes the form of stock option grants. The Compensation Committee's position is that stock ownership by senior management is beneficial in aligning management's and shareholders' interests in the enhancement of share value. Mr. Schmitz was granted an option to purchase 100,000 shares in April, 1995. In making this grant, the Compensation Committee also considered Mr. Schmitz's responsibilities and his equity position in the Company. The other named executive officers received awards in 1995. See the accompanying tables on pages 8 and 9 for details.

CHIEF EXECUTIVE OFFICER

     On January 1, 1995, Mr. Schmitz became the Company's Chief Executive Officer. As was described previously in the section on Employment Agreements, in April, 1995, the Company entered into a three-year Employment Agreement with Mr. Schmitz. Under the terms of that Agreement, Mr. Schmitz may be eligible to earn incentive compensation based upon the attainment of certain key objectives and performance guidelines established by the Compensation Committee. The performance criteria were based upon gross revenues and earnings per share of the Company for 1995. The amount of the incentive compensation is based upon the level of attainment of these two criteria. In addition, if certain threshold performance criteria are achieved, the amount of compensation can be increased by up to twenty-five (25%) percent of the incentive compensation that is based on objective criteria by the Compensation Committee depending upon its assessment of Mr. Schmitz's performance and the accomplishment of certain specific operational and organizational objectives.

     As stated above, the Compensation Committee believes that stock option grants represent an effective means of providing long-term incentive to the Company's senior management and aligns their interests with those of the shareholders. In keeping with this philosophy, in April 1995, the Compensation Committee recommended to the Stock Option Committee and the Stock Option Committee approved a grant to Mr. Schmitz of an option to purchase 100,000 shares of common stock that would vest annually in increments of 25,000 shares, each commencing one year from the date of grant. The exercise price of 50,000 of the shares included in such option would be the market price of the common stock on the date of grant. So as to provide even further incentive to increase long-term shareholder value, the exercise price of the remaining option shares would be $6.00 per share, approximately twice the market price.

     Section 162(m) of the Internal Revenue Code of 1986 as amended (the "Code"), adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1,000,000 the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. Performance-based compensation is outside the scope of the $1,000,000 limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount; provided that, among other requirements, shareholder approval is obtained. It is the Compensation Committee's understanding that any gain from the exercise of options granted under the current 1990 and 1992 Stock Option Plans and any amendments thereto will be fully deductible.

     In general, it is the intent of the Compensation Committee to assure the deductibility to the Company of executive compensation whenever possible and consistent with operational policies.

                                           Compensation Committee
                                           Neil E. Jenkins, Chairman
                                           William T. O'Donnell, Jr.
                                           Joseph R. Cruse, M.D.

                    COMPARISON CUMULATIVE PERFORMANCE GRAPH

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock with the total return index of the NASDAQ Stock Market and the total return index of NASDAQ Health Services Companies.

                          TOTAL RETURN TO SHAREHOLDERS
                 (ASSUMES $100 INVESTMENT ON DECEMBER 31, 1990)

MEASUREMENT PERIOD                                                NASDAQ
(FISCAL YEAR COVERED)      NEXTHEALTH       HEALTH SERVICES    COMPOSITE (US)
12/31/90                      100.00          100.00            100.00
12/31/91                      123.08          222.58            162.00
12/31/92                       35.58          230.58            186.85
12/31/93                       30.77          266.04            214.50
12/31/94                       22.11          285.44            209.67
12/31/95                       24.04          364.55            296.51

Source: Carl Thompson Associates www.ctaonline.com (303) 494-5472. Data from
        Bloomberg Financial Markets.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock, (ii) each director (and nominee for director) of the Company, (iii) the Company's five most highly compensated executive officers in 1995, and (iv) all directors and executive officers of the Company as a group:

                                                                 AMOUNT AND
                                                                 NATURE OF
                NAME                                        BENEFICIAL OWNERSHIP     PERCENT OF CLASS
                ----                                        --------------------     ----------------
William T. O'Donnell, Jr.(1)                                      2,240,078                26.61
BIL (Far East Holdings)Ltd.(2)                                      842,900                 9.85
Morgan Stanley Group Inc. and Morgan Stanley Asset
  Management, LTD.(3)                                               670,800                 7.84
Steven M. Kolow(4)                                                  600,000                 7.01
Dimensional Fund Advisors Inc.(5)                                   458,900                 5.36
John H. Schmitz(6)                                                  446,684                 5.22
Peter Cundill & Associates (Bermuda) Ltd.(7)                        422,300                 4.93
Neil E. Jenkins(8)                                                  133,901                 1.56
Bruce W. Martin(9)                                                   70,000                    *
Kenneth W. Whitaker(10)                                              57,283                    *
Dr. Joseph Cruse(11)                                                 49,000                    *
Ronald E. Robinson(12)                                               47,000                    *
Terry A. Stephens(13)                                                 6,250                    *
Wayne M. Morrison(14)                                                     0                    *
George L. Ruff(15)                                                        0                    *
All Executive Officers and Directors
  as a Group (11 persons)(16)                                     3,086,495                36.07

- ---------------
 * Represents less than one percent (1%) of the Company's outstanding voting stock.

 (1) Does not include 103,901 shares held in a trust the trustee of which is Mr. Jenkins, for the benefit of Mr. O'Donnell's children, and as to which Mr. O'Donnell disclaims any beneficial interest. Includes options which are exercisable within the next sixty (60) days to purchase 18,750 shares granted pursuant to the Company's 1992 Stock Option Plan and 17,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Mr. O'Donnell's address is c/o ODE, LLC, 144 Green Bay Road, Winnetka, Illinois 60093.

 (2) As of December 31, 1993, the address of BIL (Far East Holdings) Ltd. is 2801 Three Exchange Square, Central Hong Kong. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission dated January 22, 1993. The Company has not received copies of any more recent filings from BIL (Far East Holdings) Ltd.

 (3) Morgan Stanley Group, Inc., and Morgan Stanley Asset Management, LTD. share voting and dispositive power. As of February 13, 1996, the address of Morgan Stanley Group, Inc., is 1585 Broadway, New York, NY 10036 and the address of Morgan Stanley Asset Management, LTD., is 25 Cabot Square, Canary Wharf, London E14 4QA England. This information is based upon a joint Schedule 13G filing with the Securities and Exchange Commission dated February 13, 1996.

 (4) As of April 2, 1996, Mr. Kolow's address is c/o Mitchel S. Ross, Esq., Stroock & Stroock & Lavan, 100 Federal Street, Boston, MA 02110. This information is based upon a Schedule 13D filing as of April 2, 1996

 (5) As of February 9, 1996, the address of Dimensional Fund Advisors Inc., is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. This information is based upon a Schedule 13G filing with the Securities and Exchange Commission dated February 9, 1996.

 (6) Includes options, which are exercisable within the next sixty (60) days, to purchase 150,000 shares granted to Mr. Schmitz pursuant to the Company's 1990 and 1992 Stock Option Plans.

 (7) As of March 14, 1996, the address of Peter Cundill & Associates (Bermuda) Ltd. is 15 Alton Hill, South Hampton SN 01 Bermuda. This information is based upon a Schedule 13D filing with the Securities and Exchange Commission dated March 14, 1996.

 (8) Includes options to purchase 26,000 shares granted to Mr. Jenkins pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan. Also, includes 103,901 shares held in a trust, of which Mr. Jenkins is trustee, for the benefit of Mr. O'Donnell's children.

 (9) Includes options, which are exercisable within the next sixty (60) days, to purchase 29,999 shares granted to Mr. Martin pursuant to the Company's 1992 Stock Option Plan.

(10) Includes options, which are exercisable within the next sixty (60) days, to purchase 56,623 shares granted to Mr. Whitaker pursuant to the Company's 1990 and 1992 Stock Option Plans.

(11) Includes options, which are exercisable within the next sixty (60) days, to purchase 16,000 shares granted to Dr. Cruse pursuant to the Company's 1990 and 1992 Stock Option Plans and 33,000 shares granted pursuant to the Company's 1993 Non-Employee Directors Stock Option Plan.

(12) Includes options, which are exercisable within the next (60) days, to purchase 10,000 shares granted to Mr. Robison pursuant to the Company's 1992 Stock Option Plan and 37,000 shares granted pursuant to the Company's Non-Employee Directors Stock Option Plan.

(13) Includes options, which are exercisable within the next (60) days, to purchase 6,250 shares granted to Mr. Stephens pursuant to the Company's 1990 Stock Option Plan.

(14) Mr. Morrison joined the Company in November, 1995. None of his option grants from the 1992 Stock Option Plan are exercisable within the next sixty (60) days.

(15) Upon his election, Mr. Ruff will receive options to purchase 10,000 shares pursuant to the Company's Non-Employee Directors Stock Option Plan.

(16) Includes options, which are exercisable within the next sixty (60) days, to purchase 436,121 shares granted to members of this group pursuant to the Company's 1990, 1992 and Non-Employee Directors Stock Option Plans.

CERTAIN TRANSACTIONS

     In December 1994 the Company engaged in a business transaction with ODE, LLC, a Limited Liability Company (the "Related LLC") owned by the Chairman of the Company's Board of Directors, then executive officer and five percent (5%) shareholder, Mr. O'Donnell. The Company sold to and leased back from the Related LLC its closed Adolescent Center. Under these agreements, the Company sold its Adolescent Center (now occupied by Onsite Workshops, Inc.) to the Related LLC for the appraised and book value of $1 million and simultaneously leased the buildings back from the Related LLC for seven years at an annual cost of $150,000 payable in quarterly installments. The lease agreement grants the Company the option to both repurchase the buildings for fair market value and to renew the lease for an additional ten-year period.

     The terms of this transaction are disclosed in the Company's audited financial statements which are incorporated in its 1995 Annual Report to Shareholders mailed to all shareholders of record.

     In January 1995, the Company acquired Onsite Workshops, Inc., f/k/a Onsite Training and Consulting, Inc., ("Onsite") from unrelated parties. Onsite offers short-term therapeutic experiences and workshops that have been combined with the Company's existing therapeutic workshop program. As part of the acquisition of Onsite, the Company assumed the remaining term of a Consulting Agreement between Onsite and Sharon Wegscheider Cruse, the wife of Joseph R. Cruse, M.D., a director of the Company. The remaining amount of the Consulting Agreement, which expired in July 1995, was approximately $30,000. In addition, in January 1995, the Company entered into an Independent Contractor Agreement with a corporation wholly-owned by Ms. Cruse ("Contractor") which provided for the payment of consulting fees to the Contractor in 1995 in the amount of $100,000. The term of the Independent Contractor Agreement was one year subject to an automatic two year renewal except that either party could terminate the Independent Contractor Agreement on 60 days written notice to the other. Payments totaling $100,000 were made for 1995. The parties mutually agreed not to renew the contract for 1996. The Company also agreed to maintain in effect a royalty agreement between Onsite and the Contractor for a period of not less than five years pursuant to which the Contractor was entitled to receive royalty payments, which vary in amount depending on the volume of sales, but which have historically ranged from approximately $ 18,000 to $30,000 per year for the prior three years. Payments totaling $11,990 from royalties were made in 1995. The Contractor was also entitled to incentive compensation based upon increases in the market price of the Company's common stock on the first, second, and third anniversaries of the date of execution of the Independent Contractor Agreement. No payments were made pursuant to this provision in 1995.

     The Company does not engage in any transactions with its officers, directors, or five percent (5%) shareholders or their affiliates unless the transaction is approved by a majority of the disinterested and independent directors of the Company after full disclosure or is on terms no less favorable to the Company than would be available from an unaffiliated third party.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has recommended the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. Ernst & Young LLP has served as the Company's independent auditors since 1988.

     Services provided to the Company and its subsidiaries by Ernst & Young LLP with respect to 1995 included the audit of the Company's consolidated financial statements and the 401(k) Plan, services related to filings with the Securities and Exchange Commission, and consultations on various tax, acquisition due diligence, and information systems matters.

     In the event shareholders do not ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, such appointment will be reconsidered by the Audit Committee and the Board of Directors.

     Representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.

     Ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for fiscal year 1996 will require the affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting.

     For this purpose, a shareholder voting through a proxy who abstains with respect to approval of Ernst & Young LLP is considered to be present and entitled to vote on such approval at the meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the approval of Ernst & Young LLP shall not be considered present and entitled to vote on such proposal.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                                 OTHER MATTERS

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten-percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange commission and NASDAQ. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     The Company has adopted procedures to assist its officers and directors in complying with Section 16(a) of the Exchange Act, which includes assisting the officer or director in preparing forms for filing. Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with for the 1995 fiscal year, except that in June, 1995 Richard W. Raymond, a former executive officer of the Company filed a late report: an amendment to a Form 4 previously filed with the Securities and Exchange Commission. The amended Form 4 disclosed a transaction that had not previously been reported.

OTHER BUSINESS

     As of the date of this Proxy Statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than that which has been referred to above. As to other business, if any, that may come before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the recommendation of the Board of Directors or if no such recommendation is given in the judgment of the person or persons voting the proxies.

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposal of a shareholder intended to be presented at the Company's 1997 Annual Meeting of Shareholders must be received by the Secretary of the Company, for inclusion in the Company's Proxy and Notice of Annual Meeting relating to the 1996 Annual Meeting, by December 31, 1996.

                          AVAILABILITY OF 10-K REPORT

     The Company has filed its Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1995. A copy of the report is available free of charge to any shareholder. Please contact:

                                Mary Jane Finley
                             Shareholder Relations
                                NextHealth, Inc.
                         16600 N. Lago Del Oro Parkway
                             Tucson, Arizona 85739

                             ADDITIONAL INFORMATION

     The cost of preparing, assembling, mailing and all other expenses of soliciting proxies in the enclosed form will be borne by the Company. In addition, directors, officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing, personal conversations, or by telephone or fax. The Company has employed Corporate Investor Communications, Inc., a proxy solicitation firm, to solicit proxies from brokers and banks at a cost of approximately $5,000 plus reasonable disbursements. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                           By order to the Board of Directors

                                           George H. Daranyi, Esq.
                                           Secretary
April 30, 1996

                               [FRONT OF CARD]

    P                               PROXY
    R                          NEXTHEALTH, INC.
    O                   16600 N. LAGO DEL ORO PARKWAY
    X                       TUCSON, ARIZONA 85739
    Y

   The undersigned hereby appoints William T. O'Donnell, Jr. and John H. Schmitz, and each of them, with power of substitution, to represent and to vote on behalf of the undersigned all of the shares of NextHealth, Inc. Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at The Sheraton El Conquistador, 10000 N. Oracle Road, Tucson, Arizona on Friday, May 31, 1996 at 9:00 a.m., and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR (1), (2) AND (3)

   1. ELECTION OF DIRECTOR
   / /  FOR the nominee listed below             / / WITHHOLD AUTHORITY to vote
   for the nominee listed below

                          NOMINEE:   George L. Ruff

   (INSTRUCTION: To grant authority to vote for the nominee named above check the "FOR" line; to withhold authority for nominee check "WITHHOLD AUTHORITY" line.

    2. PROPOSAL TO APPROVE THE SELECTION OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER
         31, 1996     ESET

         FOR          AGAINST           ABSTAIN

    3.   OTHER MATTERS
         In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.
         FOR          AGAINST           ABSTAIN

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2), AND (3).

                    (Please Sign and Date the Other Side)

                                [BACK OF CARD]

        Dated:                               , 1996
                -----------------------------------------------------------
                                           Signature

                                           --------------------------------
                                           Signature if held jointly

  Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  [PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE. I WILL    WILL NOT
                              ATTEND THE MEETING.]